UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to SfeFection 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LUNA INNOVATIONS INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT To be held on May 11, 2020

Notice of Annual Meeting of Stockholders

301 1st Street SW, Suite 200 • Roanoke, Virginia 24011

Items of Business
Date Monday, May 11, 2020 Time 12:00 p.m. EDT

1.    To elect the board’s two nominees named herein to serve as Class II members of the Company’s board of directors to hold office until the 2023 annual meeting of stockholders.

2.    To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

3.    To ratify the appointment, by the Audit Committee of the Company’s board of directors, of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

4.    To approve the Company’s 2020 Employee Stock Purchase Plan.

5.    To transact any other business that is properly brought before the meeting or any adjournment or postponement thereof.

The annual meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The annual meeting can be accessed by visiting https://www.proxydocs.com/LUNA and entering your control number (included in the proxy materials mailed to you). Prior registration to attend the annual meeting is required by 5:00 p.m. EDT on May 7, 2020.

Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

Stockholders of record at the close of business on March 26, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. The presence, online or by proxy, of shares of the Company’s common stock representing a majority of shares of the Company’s common stock issued and outstanding on the Record Date will be required to establish a quorum at the annual meeting.

Your vote is important. Please sign, date and return the enclosed proxy card as soon as possible, or vote by telephone or on the Internet as instructed in these materials, to make sure that your shares are represented at the annual meeting. If you are a stockholder of record of the Company’s common stock, you may cast your vote by proxy or online at the virtual annual meeting. If your shares are held of record by a brokerage firm, bank or other nominee, you must obtain a proxy issued in your name from that record holder and should instruct the record holder as to how to vote your shares.

By Order of the Board of Directors,

/s/ Scott A. Graeff
Scott A. Graeff
President, Chief Executive Officer, Treasurer and Secretary

Roanoke, Virginia

April 9, 2020

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the virtual annual meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope, or vote by telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the virtual annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to be held on May 11, 2020:

The Proxy Statement and Annual Report to Stockholders are available at https://www.proxydocs.com/LUNA.

i	2020 PROXY STATEMENT

LUNA INNOVATIONS INCORPORATED

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished to the stockholders of Luna Innovations Incorporated (the “Company,” “we,” “us,” or “our”) in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on May 11, 2020 at 12:00 p.m. EDT for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.”. The annual meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. Prior registration to attend the annual meeting is required by 5:00 p.m. EDT on May 7, 2020. To register, visit https://www.proxydocs.com/LUNA and enter your control number which is included in the proxy materials mailed to you. On the day of the meeting, we recommend that you log in a few minutes before the annual meeting to ensure you are logged in when the meeting starts. Online check-in will begin at 11:45 a.m. EDT. Information on how to vote online during the annual meeting is discussed below.

We have decided to hold a virtual meeting due to developments related to COVID-19.  We also believe holding a virtual meeting improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

A copy of our Annual Report to Stockholders, which includes our annual report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission, together with this proxy statement and accompanying proxy card, is expected to be mailed on or about April 13, 2020 to our stockholders of record as of the close of business on the Record Date. Those materials are also available at https://www.proxydocs.com/LUNA.

This solicitation is made on behalf of our board of directors, and we will pay the costs of solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending our proxy material to our stockholders. Our principal executive offices are located at 301 1st Street SW, Suite 200, Roanoke, Virginia 24011, and our telephone number is (540) 769-8400.

Asking Questions and Technical Matters Related to our Virtual Annual Meeting

Only stockholders of record as of the record date for the annual meeting and their proxy holders may submit questions or comments.

If you would like to submit a question, you may do so by joining the virtual annual meeting and typing your question in the box in the annual meeting portal.

We ask that you limit your remarks to one brief question or comment that is relevant to the annual meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the annual meeting.

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If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 11:00 a.m. EDT on May 11, 2020.

Shares Entitled to Vote and Quorum Requirement

Our outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Stockholders of record of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, our 2020 annual meeting of stockholders. As of the close of business on March 26, 2020, 32,126,368 shares of our common stock were issued and 30,486,572 shares of our common stock were outstanding; therefore, the presence at the meeting, online or by proxy, of at least 15,243,287 shares of common stock will constitute a quorum. Each share of common stock owned as of the Record Date is entitled to one vote. If there is no quorum, holders of a majority of shares present at the meeting online or represented by proxy may adjourn the meeting to another date.

Voting Procedures

The procedures for voting differ depending on whether you are a stockholder of record (that is, if your shares are registered directly in your own name with the Company’s transfer agent) or you hold your shares in “street name” (that is, your shares are held in an account at a brokerage, bank, dealer or other similar organization rather than in your own name, in which case you are considered to be the “beneficial owner” of those shares).

Stockholders of Record

Stockholders of record may vote by (i) completing and returning the enclosed proxy card prior to the meeting, (ii) voting over the telephone, (iii) voting on the Internet, or (iv) voting online during the meeting.

A proxy card is enclosed for your use. We ask that you carefully review, complete, sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

In addition to submitting your vote by mail, you may vote by telephone or over the Internet. In order to vote by telephone or over the Internet, please have the enclosed proxy card available for reference, and call the number or visit the website listed on the proxy card and follow the instructions. You will be asked to provide the control number from the enclosed proxy card. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

You may attend the annual meeting via the Internet and vote during the annual meeting. The annual meeting can be accessed by visiting https://www.proxydocs.com/LUNA and entering your control number which is included in the proxy materials mailed to you. Please have your notice in hand when you access the website and then follow the instructions. Prior registration to attend the annual meeting is required by 5:00 p.m. EDT on May 7, 2020.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, by mail, over the Internet or online during the annual meeting, your shares will not be voted.

Beneficial Owners

If your shares are held in street name, the organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. As a beneficial owner, you still have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank.

You are also invited to attend the virtual annual meeting. However, since you are not the stockholder of record, you may not vote your shares online at the meeting unless you request and obtain a valid proxy from your broker or

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other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange ("NYSE"), deems the particular proposal to be a “routine” matter. Even though our common stock is listed on the Nasdaq Capital Market, the NYSE rules apply to brokers who are NYSE members voting on matters being submitted to stockholders at our annual meeting. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if supported by management. Accordingly, your broker or nominee may not vote your shares on Proposals No. 1, No. 2 or No. 4 without your instructions, but may vote your shares on Proposal No. 3.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. There is no cost associated with casting your vote online. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

The persons named as attorneys-in-fact to vote the proxies, Scott A. Graeff and Eugene Nestro, were selected by the board of directors and are executive officers of the Company. All properly executed proxies returned in time to be counted at the annual meeting will be voted.

If you return a signed and dated proxy card without marking voting selections, then unless there are different instructions on the proxy card, your shares will be voted at the meeting FOR the election of the two director nominees listed in Proposal No. 1, FOR the advisory approval of executive compensation in Proposal No. 2, FOR the ratification of the appointment of our independent registered public accounting firm in Proposal No. 3, and FOR the approval of the 2020 Employee Stock Purchase Plan in Proposal No. 4. With respect to any other business that may properly come before the annual meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

All votes cast at the annual meeting will be tabulated by the person or persons appointed by our board of directors to act as inspectors of election for the meeting. The inspectors of election will separately count, for Proposal No. 1, the election of directors, votes “For,” “Withhold” and “broker non-votes,” and with respect to other proposals, votes “For” and “Against,” abstentions and “broker non-votes.” Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine,” in which case the broker or nominee cannot vote the shares, as described above.

Abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted towards the vote total for each of Proposals No. 2, 3 and 4 and will have the same effect as “Against” votes. Broker non-votes have no effect and are not included in the tabulation of voting results on any proposals.

The director nominees listed in Proposal No. 1 will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. The two nominees receiving the most “For” votes will be elected.

Proposal No. 2, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares either present or represented by proxy at the meeting and entitled to vote.

The appointment of our independent registered public accounting firm listed in Proposal No. 3 will be ratified if a majority of shares present or represented by proxy at the meeting and entitled to vote thereon vote “For” such proposal.

Proposal No. 4, approval of the 2020 Employee Stock Purchase Plan, will be considered to be approved if it receives "FOR" votes from the holders of a majority of shares either present or represented by proxy entitled to vote.

Your vote is important. Accordingly, please carefully review, complete, sign, date and return the enclosed proxy card, or vote over the telephone or Internet, whether or not you plan to attend the annual meeting.

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If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Changing Your Vote

If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted at the meeting either by signing and submitting a new proxy card with a later date or by attending the annual meeting and voting online. You may also grant a subsequent proxy by telephone or over the Internet. Your most recently submitted proxy card or telephone or Internet proxy is the one that will be counted. Merely attending the meeting, however, will not revoke your submitted proxy unless you vote at the meeting, which will have the effect of revoking your proxy. You may also send a timely written notice that you are revoking your proxy to our Corporate Secretary at 301 1st Street SW, Suite 200, Roanoke, Virginia 24011.

If you hold shares through a bank or brokerage firm, you should have received a proxy card and voting instructions with these proxy materials, and you must contact the bank or brokerage firm directly to revoke any prior voting instructions.

Results of Voting

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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Proposal No. 1 Election of Directors

General Information

Our board of directors is divided into three classes (Class I, Class II and Class III) with staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The board of directors currently has nine members, including four Class II directors, Warren B. Phelps, III, Mary Beth Vitale, John B. Williamson, III and Michael W. Wise whose terms expire at the 2020 annual meeting. However, each of Mr. Williamson and Mr. Wise has made the decision to not stand for re-election this year and will retire from the board of directors in connection with the 2020 annual meeting. Mr. Phelps was previously elected by our stockholders, and Ms. Vitale was appointed in September 2019 by the board of directors to fill a vacancy on the board. Our Nominating and Governance Committee recommended Ms. Vitale’s appointment to our board following her identification by our outside investor relations consulting firm after considering a number of qualified candidates. The terms of the Class III and Class I directors will expire at the 2021 and 2022 annual meetings of the stockholders, respectively.

Our board of directors has nominated Mr. Phelps and Ms. Vitale to serve as Class II directors for a three-year term expiring at the 2023 annual meeting of stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Mr. Phelps is currently a Class II director and chairman of the Audit Committee and member of the Compensation Committee. Ms. Vitale is currently a Class II director, a member of the Nominating and Governance Committee and a member of the Audit Committee.

Directors are elected by a plurality of the votes of shares present online at the meeting or represented by proxy and entitled to vote on the election of directors. Proxies cannot be voted for more than two nominees. The two nominees receiving the highest number of “For” votes will be elected. Only votes “For” and “Withheld” will affect the outcome. Broker non-votes will have no effect on this proposal. Shares represented by executed proxies will be voted “For” the election of the two nominees recommended by the board of directors unless the proxy is marked in such a manner so as to withhold authority to vote. If any of the nominees is unable or unexpectedly declines to serve as director, the board of directors may designate another nominee to fill the vacancy, and the proxy will be voted for that nominee. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that either nominee will be unable to serve.

The names of the two nominees for director and of our other directors whose terms will continue after the annual meeting, their ages as of March 26, 2020, and certain other information about them are set forth below. There are no family relationships among our directors or executive officers.

Names of Nominees	Age	Position(s)	Director Since
Warren B. Phelps, III	73	Director	2017
Mary Beth Vitale	66	Director	2019

Names of the Incumbent Directors with Terms Continuing After 2020 Annual Meeting	Age	Position(s)	Director Since
N. Leigh Anderson	70	Director	2017
Donald Pastor	66	Director	2015
Scott A. Graeff	53	Director	2017
Richard W. Roedel	70	Chairman of the Board of Directors	2005
Gary Spiegel	69	Director	2015

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Our Nominating and Governance Committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the board. The biographies below include information, as of the date of this proxy statement, relating to the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the committee to believe that the nominee or director should serve or continue to serve, as applicable, on the board. However, each of the members of the committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

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Class II Director Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders

Warren B. Phelps, III Age: 73 Director Since: 2017 Board Committees: Audit Compensation

Biographical Information

Warren B. Phelps, III has served as a member of our board of directors since May 2017. He has served as Executive Chairman of Empower RF Systems, a developer and manufacturer of high power RF amplifiers for the defense and commercial markets, since 2013. From 2009 until 2012, Mr. Phelps served as the Chairman and Chief Executive Officer of Empower. Mr. Phelps serves as Chairman of the Board of Directors and Chair of the Nominating and Governance Committee of U.S. Auto Parts Network, Inc., a public company. From 2000 until his retirement in 2006, Mr. Phelps served in several executive positions for Spirent plc, a leading communications technology company, most recently as President of the Performance Analysis Broadband division. From 1996 to 2000, Mr. Phelps was at Netcom Systems, a provider of network test and measurement equipment, most recently as President and Chief Executive Officer. Prior to that, Mr. Phelps held executive positions, including Chairman and Chief Executive Officer, at MICOM Communications and in various financial management roles at Burroughs/Unisys Corporation. Mr. Phelps holds a B.S. degree in mathematics from St. Lawrence University in Canton, New York and an M.B.A. from The University of Rochester in Rochester, New York.

Qualifications

The Nominating and Governance Committee believes that Mr. Phelps's prior experience as a Chief Executive Officer and with the defense and commercial industries enables him to make valuable contributions to the board of directors.

Mary Beth Vitale Age: 66 Director Since: 2019 Board Committees: Nominating & Governance Audit

Biographical Information

Mary Beth Vitale co-founded Pellera, LLC., a consulting firm specializing in cybersecurity and board governance to boards of directors, in 2001. Previously, she had served as President, CEO and Chairman of the Board of WestwindMedia.com, President and Chief Operating Officer of RMI.NET, and President-Western States and corporate officer for AT&T. She received her bachelor's degree from Hillsdale College; a Master's degree from the University of Colorado; and an Advanced Management certificate from the Wharton School. She was also a Commissioner on former Colorado Governor Bill Owens’ Commission for Science and Technology. In addition, she is past Chairman of the Board of Directors of the National Association of Corporate Directors (NACD) local chapter. Ms. Vitale has also been recognized as an NACD Board Leadership Fellow and SEC qualified financial expert. She currently is a faculty member for the NACD in board governance and cyber security training. She is also a Co-Chair and founder of the Women Corporate Directors, Colorado Chapter. Ms. Vitale also earned the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute, which demonstrates her commitment to advanced cybersecurity literacy to the Company, investors and regulators. Ms. Vitale has served on the board of directors for Pareteum Corporation since November 2019, a publicly traded technology company.  Ms. Vitale also served on the board of directors of CoBiz Financial, a publicly traded national commercial bank, from 2005 to 2018.

Qualifications

The Nominating and Governance Committee believes that Ms. Vitale's financial and cybersecurity expertise enables her to make valuable contributions to the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” EACH NAMED NOMINEE.

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Class III Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

Scott A. Graeff Age: 53 Director Since: 2017

Biographical Information

Scott A. Graeff was appointed as our President, Chief Executive Officer and a member of the Board of Directors in October 2017. Mr. Graeff has served as our Treasurer since 2005, and our Secretary since May 2015. Mr. Graeff previously served as our Chief Strategy Officer from 2012 to October 2017 and as our Chief Commercialization Officer from 2010 to 2012. He also served as our interim Chief Financial Officer during the period from 2010 to 2011. He previously served as our Chief Operating Officer from 2009 to 2010, as our Chief Commercialization Officer from 2006 to 2009, and as our Chief Financial Officer and Executive Vice President, Corporate Development, from 2005 to 2006. Mr. Graeff was also a member of our board of directors from 2005 until 2006. From 1999 to 2001, Mr. Graeff served as Chief Financial Officer of Liquidity Link, a software development company. From 2001 to 2002, Mr. Graeff served as President and Chief Financial Officer of Autumn Investments. From 2002 until 2005, Mr. Graeff served as a Managing Director for Gryphon Capital Partners, a venture capital investment group. From 2003 until 2005, Mr. Graeff also served as the Acting Chief Financial Officer of Luna Technologies, Inc., which we acquired in 2005. Mr. Graeff holds a B.S. degree in commerce from the University of Virginia.

Qualifications

The Nominating and Governance Committee believes that Mr. Graeff's position as our President and Chief Executive Officer and his prior management experience will enable him to continue to make valuable contributions to our board of directors.

Donald Pastor Age: 66 Director Since: 2015 Board Committees: Compensation Nominating & Governance

Biographical Information

Donald Pastor has served as a member of our board of directors since May 2015. Prior to our merger with Advanced Photonix, Inc. ("API"), he served as a director of API from 2005 to 2015 and served as the non-executive chairman of the board of directors beginning in 2012. Mr. Pastor is also the President of DP Business Services, a consulting firm which he founded in 2012. From 1986 through June 2012, he was employed at Telephonics Corporation. From 2006 through 2012, he served as the president - electronics systems division of Telephonics Corporation. In addition, Mr. Pastor previously served as the chief executive officer of TLSI, a wholly owned subsidiary of Telephonics Corporation, and as the chief financial officer of Telephonics Corporation. For the past thirty years, Mr. Pastor has held a variety of financial, administrative and operational positions in high technology and defense related industries. Mr. Pastor holds a B.S. degree in marine engineering from the U.S. Merchant Marine Academy and an M.B.A. from Loyola University Maryland.

Qualifications

The Nominating and Governance Committee believes that Mr. Pastor's extensive experience in financial, administrative and operational positions in high technology and defense related industries enables him to continue to make valuable contributions to the board of directors.

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N. Leigh Anderson Age: 70 Director Since: 2017 Board Committees: Nominating & Governance Audit

Biographical Information

N. Leigh Anderson has served as a member of our board of directors since May 2017. Dr. Anderson has served as Chief Executive Officer of SISCAPA Assay Technologies, a developer of diagnostic testing technology, of which he was a co-founder, since 2011, and has served as the Chief Executive Officer of the Plasma Proteome Institute, a non-profit biomedical scientific research institute in Washington, D.C., of which he is also a founder, since 2002. From 2001 to 2002, Dr. Anderson served as the Chief Scientific Officer and a member of the board of directors of Large Scale Biology Corporation, a public biotechnology company. Dr. Anderson also served as a member of the board of directors and a member of the audit committee of Dade Behring Holdings, Inc., a publicly held medical diagnostics equipment manufacturer, from 2002 until its acquisition by Siemens AG in 2007. Dr. Anderson earned a B.A. degree in physics from Yale University and a Ph.D. in molecular biology from Cambridge University.

Qualifications

The Nominating and Governance Committee believes that Dr. Anderson's scientific background in critical areas and pertinent executive and director experience in the biotechnology and biomedical industries enable him to bring significant value to the board of directors.

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Class I Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

RICHARD W. ROEDEL Age: 70 Director Since: 2005 Board Committees Nominating & Governance Compensation

Biographical Information

Richard W. Roedel has served as a member of our board of directors since 2005 and as Chairman of our board of directors since 2010. Mr. Roedel also serves as a director of publicly held companies, Brightview Holdings, Inc., IHS Markit Inc., Six Flags Entertainment Corporation and LSB Industries, Inc. Mr. Roedel serves as a Chairman of LSB and Chairman of its audit committee. Mr. Roedel is a member of the audit committee of Six Flags, Brightview Holdings and IHS Markit and Chairman of the Risk Committee of IHS Markit. Mr. Roedel will be retiring from his roles with IHS Markit in April 2020. Mr. Roedel was a director of Lorillard, Inc. from 2008 to 2015, when it was acquired by Reynolds American Inc. Mr. Roedel served in various capacities at Take-Two Interactive Software, Inc. from 2002 until 2005, including chairman and chief executive officer. Mr. Roedel is a member of the National Association of Corporate Directors (NACD) Risk Oversight Advisory Council. Mr. Roedel served a three year term, ending in 2017, on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB). From 1971 through 2000, he was employed by BDO Seidman LLP, becoming an audit partner in 1980, later being promoted in 1990 to managing partner in Chicago and then managing partner in New York in 1994, and finally, in 1999, to chairman and chief executive officer. Mr. Roedel holds a B.S. degree in accounting from The Ohio State University and is a Certified Public Accountant.

Qualifications

The Nominating and Governance Committee believes that Mr. Roedel’s public accounting experience and his status as an authority on issues facing audit committees, his extensive service on public company boards and committees and his deep familiarity with our company make him a valuable member of the board of directors.

GARY SPIEGEL Age: 69 Director Since: 2015 Board Committees: Compensation Audit

Biographical Information

Gary Spiegel has served as a member of our board of directors since May 2015. He has more than 40 years of experience in the photonics industry. He held various positions, including vice president, sales and marketing, senior vice president, sales and business development, and senior vice president, business development at Newport Corporation from 2002 to 2013. Mr. Spiegel retired from Newport Corporation in 2014 and is currently a business development consultant. He has a Bachelor’s Degree in Industrial Marketing from Baruch College of the City University of New York and executive education course on Mergers and Acquisitions at UCLA Anderson school. He also sits on the board of directors of Telescent Inc., an early stage technology company focused on software defined network cross connect technology and Alio Industries, a small technology company serving a variety of high technology markets. He served as Secretary and Treasurer of the SPIE from 2015 through 2018, where he chaired the Financial Advisory Committee, as well as the Compensation Committee.

Qualifications

The Nominating and Governance Committee believes that Mr. Spiegel's extensive experience in the photonics industry enables him to continue to make valuable contributions to the board of directors.

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11	2020 PROXY STATEMENT

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with legal counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our board of directors has affirmatively determined that the following eight current directors are independent within the meaning of the applicable Nasdaq listing standards: Mr. Wise, Mr. Williamson Mr. Pastor, Mr. Spiegel, Mr. Roedel, Mr. Phelps, Ms. Vitale and Dr. Anderson. In making these determinations, the board found that none of these directors had a material or disqualifying relationship with the Company. Mr. Graeff is not independent, as he is currently employed as our President and Chief Executive Officer.

Board Leadership Structure

Our board of directors is led by an independent non-executive Chairman, Mr. Roedel, who has authority, among other things, to call and preside over board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the board. Accordingly, the non-executive Chairman has substantial ability to shape the work of the board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the board in its oversight of our business and affairs. In addition, we believe that having an independent non-executive Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent non-executive Chairman can enhance the effectiveness of the board as a whole.

Role of the Board in Risk Oversight

One of the board’s key functions is informed oversight of our risk management process. The board does not have a standing risk management committee, but rather administers this oversight function directly through the board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight, including operational, financial, cybersecurity, legal and regulatory, strategic and reputational risks, including with respect to the recent COVID-19 outbreak. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance policies, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Information Regarding Certain Committees of the Board of Directors

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our board of directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. Our board of directors has delegated various responsibilities and authority to these committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each of these committees of our board of directors has a written charter approved by our board of directors.

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The following table provides the membership information for 2019 for each of the Audit, Compensation and Nominating and Governance committees:

Name	Audit		Compensation		Nominating and Governance

Richard W. Roedel			X		X	*
Donald Pastor			X	*	X
John B. Williamson, III	X	(1)			X
Warren B. Phelps, III	X	*(1)	X
Gary Spiegel	X		X
Michael W. Wise	X				X
N. Leigh Anderson	X				X
Mary Beth Vitale	X	(2)			X	(2)

*	Committee Chairman
(1)	Mr. Phelps replaced Mr. Williamson as the chairman of the Audit Committee in May 2019.

(2)  Ms. Vitale was appointed to the Audit and Nominating and Governance Committees in September 2019.

Audit Committee

The Audit Committee of our board of directors recommends the appointment of our independent auditors, reviews our internal accounting procedures and financial statements, and consults with and reviews the services provided by our independent auditors, including the results and scope of their audit.

The Audit Committee is currently composed of Messrs. Williamson, Wise, Spiegel and Phelps, Dr. Anderson, and Ms. Vitale. Mr. Phelps is the chairman of the committee. The Audit Committee met nine times, including telephonic meetings, during 2019.

The board of directors reviews the Nasdaq listing standards definition of independence for audit committee members on an annual basis and has determined that each member of the Audit Committee is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002 and applicable SEC and Nasdaq rules, including Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules. The board of directors has also determined that each of Messrs. Phelps, Williamson and Wise and Ms. Vitale qualifies as an audit committee financial expert, as currently defined under applicable SEC rules. In reaching this determination, the board of directors made a qualitative assessment of their level of knowledge and experience based on a number of factors, including their formal education and extensive experience at an executive and audit committee level and, in the case of Mr. Wise, his professional experience as a certified public accountant.

The Audit Committee operates under a written charter adopted by the board of directors, which is available in the “Investor Relations” section of our website at www.lunainc.com.

Compensation Committee

The Compensation Committee of our board of directors reviews and implements changes to the compensation and benefits for our executive officers, administers our stock plans, and establishes and reviews general policies relating to compensation and benefits for certain of our officers.

The Compensation Committee is currently composed of Messrs. Pastor, Phelps, Spiegel and Roedel. Mr. Pastor serves as the chairman of the committee. The Compensation Committee met seven times, including telephonic meetings, in 2019.

Each member of the Compensation Committee is independent within the meaning of applicable Nasdaq listing rules.

The Compensation Committee operates under a written charter adopted by the board of directors, which is available in the “Investor Relations” section of our website at www.lunainc.com.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairman of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However,

13	2020 PROXY STATEMENT

from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. As described below in “Executive Compensation,” in 2019, the Compensation Committee engaged an independent third-party compensation consultant, Compensation Strategies, Inc., to conduct a competitive peer group analysis regarding our executive compensation program, the results of which were taken into account in our executive compensation program for 2019.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation and determined bonus and equity awards, if any, at one or more meetings held during the first or second quarter of the year. However, the Compensation Committee also considers adoption of annual senior management incentive plans, including new performance objectives, matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee obtains the recommendations and advice of the Chief Executive Officer regarding the form and amount of compensation for executive officers other than himself.

The specific determinations of the Compensation Committee with respect to Executive Compensation for the year ended December 31, 2019 are described in greater detail in the “Executive Compensation” section of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee of our board of directors is responsible for reviewing the appropriate size, function and needs of the board of directors, establishing criteria for evaluating and selecting new members of the board, identifying and recommending qualified director nominees to the board for approval and monitoring and making recommendations to the board of directors on matters relating to corporate governance. The Nominating and Governance Committee met four times during 2019.

The Nominating and Governance Committee currently consists of Messrs. Roedel, Pastor, Wise and Williamson, Dr. Anderson and Ms. Vitale. Mr. Roedel serves as chairman of the committee. All members of the Nominating and Governance Committee are independent within the meaning of applicable Nasdaq listing rules.

The Nominating and Governance Committee operates under a written charter adopted by the board of directors, which is available in the “Investor Relations” section of our website at www.lunainc.com.

Board of Directors and Committee Meeting Attendance

Our board of directors met five times, including telephonic meetings, during 2019. Each of our directors who served in 2019 attended at least 75% of the aggregate number of meetings held during his or her tenure by the board of directors and by the committees of the board of directors on which he or she served.

Independent members of the board of directors regularly meet in executive session without management present.

Annual Meeting Attendance

Our policy is to invite and encourage all directors to attend the annual meeting of stockholders, if possible. All of the members of our board of directors who were serving at the time of our 2019 annual meeting of stockholders attended that meeting.

Director Nomination Process

Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of stockholders. Our Nominating and

14	2020 PROXY STATEMENT

Governance Committee identifies director nominees by first evaluating the current members of the board of directors willing to continue in service. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. Current members with skills and experience that are relevant to our business and who are willing to continue in service are considered for nomination.

If any member of the board of directors does not wish to continue in service, or the committee or board of directors decides not to nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. Current members of the board of directors and senior management are then polled for their recommendations. To date, the Nominating and Governance Committee has not engaged professional search firms or other third parties to identify or evaluate potential nominees, but the committee may do so in the future.

The Nominating and Governance Committee will also consider nominees recommended by stockholders, and any such recommendations should be forwarded to our Corporate Secretary in writing at our executive offices as identified in this proxy statement. Such recommendations should include the following information:

•	the name, age, business address and residence address of the proposed candidate;
•	the principal occupation or employment of the proposed candidate and the candidate’s business experience for at least the previous five years;
•	the class and number of shares of our stock which the proposed candidate beneficially owns;
•	a description of all arrangements or understandings between the stockholder making the recommendation and each proposed candidate;
•	any information reasonably necessary to determine whether the proposed candidate meets SEC and Nasdaq independence standards; and
•

any other information relating to such proposed candidate that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act (including without limitation such proposed candidate’s written consent to being named in any proxy statement as a nominee and to serve as a director if elected).

Such recommendations should be provided at least 120 days prior to the anniversary date of the mailing of our proxy statement for the previous annual meeting of stockholders. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth below, based on whether or not the candidate was recommended by a stockholder.

The Nominating and Governance Committee evaluates individual director candidates based upon a number of criteria, including:

•	a high degree of personal and professional integrity;
•	commitment to promoting the long-term interests of our stockholders;
•

broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, with particular emphasis on technology companies or policy-making experience in governmental or non-profit institutions;

•	adequate time to devote attention to the affairs of the Company;
•	an ability to bring balance to our board of directors in light of the Company’s current and anticipated needs and in light of the skills and attributes of the other board members; and

15	2020 PROXY STATEMENT

•	other attributes relevant to satisfying the requirements imposed by the SEC and Nasdaq.

The Nominating and Governance Committee retains the right to modify these qualifications from time to time.

Our Nominating and Governance Committee does not have a formal policy regarding board diversity. Diversity is one of a number of factors, however, that the committee takes into account in identifying nominees, and the Nominating and Governance Committee believes that it is essential that the board members represent diverse viewpoints.

The Board values diversity, in its broadest sense and, in the director identification and nomination process, the Board seeks a breadth of experience from a variety of industries and from professional disciplines, such as finance, professional services and technology, along with a diversity of gender, ethnicity and geographic location. In any future searches for director candidates, the Nominating and Governance Committee will seek to include female and minority candidates in the initial list of candidates from which the committee selects prospective director candidates, and will require that any search firm that it may engage to assist with a director search do the same.

The Nominating and Governance Committee will continue to evaluate the size and composition of our Board on an ongoing basis.

Director Compensation

The following table sets forth certain information concerning cash and non-cash compensation earned by the non-employee members of our board of directors in 2019. The compensation paid to Mr. Graeff, our President and Chief Executive Officer is described below under “Executive Compensation.” Mr. Graeff does not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash (1)(2)($)	Stock Awards (3)(4)($)	Total ($)

John B. Williamson, III	41,750	25,000	66,750
Richard W. Roedel	59,750	50,000	109,750
Michael W. Wise	38,250	25,000	63,250
Donald Pastor	45,250	25,000	70,250
Gary Spiegel	38,250	25,000	63,250
Warren B. Phelps, III	41,750	25,000	66,750
N. Leigh Anderson	38,250	25,000	63,250
Mary Beth Vitale	15,167	17,466	32,633

(1)

Represents the annual cash retainer for board and, as applicable, committee service for 2019. Mr. Roedel, who served as chairman of the Nominating and Governance Committee during 2019, elected to forego any compensation for serving in such role.

(2)

During 2019, our non-employee directors had the option to receive some or all of their cash retainers for board and committee service in stock units pursuant to our non-employee directors’ deferred compensation plan. These stock units are convertible into shares of our common stock on a one-for-one basis upon specified events. Mr. Williamson received an aggregate of 7,080 stock units in lieu of his cash payments for his service on the board of directors with an aggregate grant date fair value of $31,250, as well as an aggregate of 2,540 stock units in lieu of his cash payments for his service as the Chairman of our Audit Committee for the first and second quarters of 2019, as a member of the Audit Committee for the third and fourth quarters of 2019, and as a member of the Nominating and Governance Committee with an aggregate grant date fair value of $10,500. Mr. Phelps received an aggregate of 7,080 stock units in lieu of his cash payments for his service on the board of directors with an aggregate grant date fair value of $31,250, as well as an aggregate of 2,295 stock units in lieu of his cash payments for his service as a member of our Audit Committee, as the Chairman of our Audit Committee for the third and fourth quarters of 2019, and as a member of the Compensation Committee, with an aggregate grant date fair value of $10,500. Mr. Roedel received an aggregate of 12,920 stock units in lieu of his cash payments for his service as chairman of the board of directors with an aggregate grant date fair value of $56,250, as well as an aggregate of 800 stock units in lieu of his cash payments for his service as a member of our Compensation Committee with an aggregate grant date fair value of $3,500. Following her appointment in September 2019, Ms. Vitale received an aggregate of 2,591 stock unites in lieu of cash payments for her service as a member of the Nominating and Governance Committee and the Audit Committee, with an aggregate grand date value of $15,167.

(3)	As of December 31, 2019, our non-employee directors held the following equity awards:

16	2020 PROXY STATEMENT

Name	Deferred Stock Units	RSUs	Shares Underlying Stock Options

N. Leigh Anderson	5,800	—	—
John B. Williamson, III	185,438	5,800	174,356
Michael W. Wise	89,952	—	240,000
Donald Pastor	—	5,800	5,341
Richard W. Roedel	265,619	—	364,164
Gary Spiegel	5,800	—	—
Warren B. Phelps, III	38,484	—	—
Mary Beth Vitale	5,337	—	—

(4)

Messrs. Pastor, Spiegel, Wise, Phelps and Williamson, and Dr. Anderson received 5,800 restricted stock units (“RSUs”), in each case with a grant date fair value of $25,000, for their annual director retainer. Mr. Roedel received 11,600 RSUs with a grant date fair value of $50,000 for service as chairman of the board of directors. Ms. Vitale received 2,746 RSUs with a grant date fair value of $ 17,467.75 for her annual director retainer. The grant date fair value was computed in accordance with ASC Topic 718, Compensation-Stock Compensation. For a discussion of valuation assumptions, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Pursuant to our non-employee directors deferred compensation plan, Messrs Phelps, Roedel, Wise, Spiegel, Dr. Anderson and Ms. Vitale elected to receive these RSUs in the form of deferred stock units and these awards are included in the deferred stock units totals in footnote (3).

We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors, which expense reimbursements are not included in the foregoing table.

Compensation

Retainers. Board members receive an annual retainer pursuant to our amended and restated non-employee director compensation policy. In 2019, under this policy, the annual retainer for service as chairman of the board was $50,000, the annual retainer for board service was $25,000, the annual retainer for service as a member of a committee was $3,000, and the annual retainer for service as a chairman of a committee was $10,000 (except for the Nominating and Governance Committee, which was $5,000). In February 2019, our board of directors adopted an amendment to the amended and restated non-employee director compensation policy, effective July 1, 2019, pursuant to which the annual retainer for service as chairman of the board became $62,500, the annual retainer for board service was $37,500, the annual retainer for service as a member of a committee became $4,000, and the annual retainer for service as a chairman of a committee became $11,000 (except for the Nominating and Governance Committee, which became $6,000). These board and committee retainers are paid quarterly in advance. These retainers for board and committee service are paid, at the election of the director, in either shares of common stock or stock units issued pursuant to our non-employee directors’ deferred compensation plan, as described above.

Equity-Based Compensation. Pursuant to the amended and restated non-employee director compensation policy, non-employee directors are also entitled to receive an annual equity grant in the form of RSUs at the time of annual meeting of stockholders. In 2019, the chairman of our board of directors was entitled to RSUs with a value of $50,000 and other non-employee directors were entitled to RSUs with a value of $25,000. Pursuant to the amendment to our amended and restated non-employee director compensation policy, effective July 1, 2019, the chairman of our board of directors became entitled to RSUs with a value of $62,500 and other non-employee directors became entitled to RSUs with a value of $37,500. RSUs granted under the policy will vest on the earlier of the one year anniversary of the grant date or the date of the next annual meeting of stockholders. Our non-employee directors may elect to receive these RSUs in the form of stock units pursuant to our non-employee directors' deferred compensation plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mr. Pastor, Mr. Phelps, Mr. Roedel, and Mr. Spiegel. None of the members of our Compensation Committee during 2019 is or was a present or former officer or employee of the Company, nor did such members engage in any transaction or relationship requiring disclosure in this proxy statement under the section titled “Certain Relationships and Related Person Transactions.”

17	2020 PROXY STATEMENT

No executive officer of the Company served as a director or member of the Compensation Committee (or other board committee performing equivalent functions) of any other entity during the last fiscal year, one of whose executive officers served on our board of directors or Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. The full text of our Code of Business Conduct and Ethics is posted on our website at www.lunainc.com in the “Investor Relations” section. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Hedging and Pledging Policy

Our insider trading policy prohibits directors, executive officers and other employees from engaging in speculative trading activities, including hedging transactions or other inherently speculative transactions with respect to our securities. The policy also prohibits directors, executive officers and other employees from holding company securities in a margin account or otherwise pledging the company’s securities as collateral for a loan.

18	2020 PROXY STATEMENT

Executive Officers

The following table sets forth certain summary information concerning our executive officers as of March 26, 2020.

Name	Age	Position
Scott A. Graeff	53	President, Chief Executive Officer, Treasurer and Secretary
Eugene Nestro	54	Chief Financial Officer

Information about Mr. Graeff is set forth above under “Class III Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders.”

Eugene Nestro has served as our Chief Financial Officer since December 2019.  He previously served as the Vice President, Corporate Finance at Cree, Inc., a public company developing and marketing power and radio frequency semiconductors and lighting class LEDs, from September 2017 to June 2019.  Prior to Cree, Mr. Nestro served in corporate and operational finance positions of increasing responsibility at TE Connectivity Ltd., a public industrial technology company, from 2000 to September 2017. Mr. Nestro holds a B.S. degree in accounting from Penn State University and M.B.A. from Saint Joseph’s University, Erivan K. Haub School of Business.

19	2020 PROXY STATEMENT

Proposal No. 2 Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers described in the Executive Compensation section of this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the board of directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation section, compensation tables and any related information disclosed in this proxy statement, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the board of directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present online at the meeting or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL NUMBER 2.

20	2020 PROXY STATEMENT

Proposal No. 3 Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Grant Thornton LLP has served as our independent audit firm since 2005. A representative of Grant Thornton LLP is expected to be present at our 2020 annual meeting of stockholders and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of a majority of shares of our common stock present online at the 2020 annual meeting of stockholders or by proxy and entitled to vote is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

Audit and Related Fees for Fiscal Years 2018 and 2019

The following table sets forth a summary of the aggregate fees billed to us by Grant Thornton LLP for professional services for the fiscal years ended December 31, 2018 and 2019, respectively. All of the services described in the following fee table were approved by the Audit Committee.

Name	2018	2019

Audit Fees	$332,000	$600,880
Audit-Related Fees	145,500	51,250
Total Fees	$477,500	$652,130

The Audit Committee meets regularly with Grant Thornton LLP throughout the year and reviews both audit and, if applicable, other services performed by Grant Thornton LLP as well as fees charged for such services. For 2018, audit fees included $57,000 related to the sale of our optoelectronics business and the acquisition of Micron Optics, Inc. (“MOI”). Audit-related fees in 2018 consisted of the cost of auditing the financial statements of MOI as of and for the year ended December 31, 2017, for inclusion in our Form 8-K/A associated with the closing of the acquisition. For 2019, audit fees included the cost of auditing our internal control over financial reporting and audit-related fees related to travel and administrative fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted, and the board of directors has approved, a policy that sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditors may be pre-approved. The policy generally pre-approves all audit services and non-audit services by our independent auditors, except in the case of non-audit services where subsequent approval is necessary and permissible. Pursuant to its pre-approval policy, the Audit Committee may delegate pre-approval authority for non-audit services to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. During 2018 and 2019, all services provided by Grant Thornton LLP were pre-approved by the Audit Committee in accordance with this policy.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL NUMBER 3.

21	2020 PROXY STATEMENT

Audit Committee Report

As described more fully in its charter, the purpose of the Audit Committee is to assist the board of directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing our independent registered public accounting firm’s qualifications and independence and, if applicable, the performance of the persons performing internal audit duties for the Company.

Company management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting processes, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the board of directors for 2019.

The Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with management and Grant Thornton LLP, our independent registered public accounting firm;

•

discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

•

received from Grant Thornton LLP the disclosures and a letter regarding their independence as required by the applicable requirements of the Public Company Accounting Oversight Board requesting Grant Thornton LLP’s communication with the Audit Committee concerning independence and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with Company management and with Grant Thornton LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited 2019 financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Warren B. Phelps, III, Chairman
Michael W. Wise
N. Leigh Anderson
John B. Williamson, III
Gary Spiegel
Mary Beth Vitale

The foregoing audit committee report is not “soliciting material,” shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

22	2020 PROXY STATEMENT

Proposal 4 Approval of the 2020 Employee Stock Purchase Plan

We are asking our stockholders to approve the Luna Innovations Incorporated 2020 Employee Stock Purchase Plan (the “2020 ESPP”) at the annual meeting. The 2020 ESPP was approved by our board of directors on April 7, 2020, subject to approval by our stockholders.

Approval of the 2020 ESPP will allow us to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the 2020 ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this Proposal 4 is approved by our stockholders, the maximum number of shares of our common stock that may be issued under the 2020 ESPP will be 1,200,000 shares. We do not maintain any other employee stock purchase plans. As of the close of business on March 26, 2020, 30,486,572 shares of our common stock were outstanding.

If this Proposal 4 is approved by our stockholders, the 2020 ESPP will become effective as of the date of the annual meeting. In the event that our stockholders do not approve this Proposal 4, the 2020 ESPP will not become effective.

Summary of the 2020 Employee Stock Purchase Plan

The material features of the 2020 ESPP are described below. The following description of the 2020 ESPP is a summary only and is qualified in its entirety by reference to the complete text of the 2020 ESPP. Stockholders are urged to read the actual text of the 2020 ESPP in its entirety, which is attached hereto as Appendix A.

Purpose

The purpose of the 2020 ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the 2020 ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

Our board of directors has the power to administer the 2020 ESPP and may also delegate administration of the 2020 ESPP to a committee comprised of one or more members of our board of directors. Our board of directors has delegated administration of the 2020 ESPP to the compensation committee of our board of directors, but may, at any time, revest in itself some or all of the powers previously delegated to the compensation committee. Our board of directors and the compensation committee are each considered to be a Plan Administrator for purposes of this Proposal 4. The Plan Administrator has the final power to construe and interpret both the 2020 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the 2020 ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the 2020 ESPP.

Stock Subject to 2020 ESPP

23	2020 PROXY STATEMENT

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the 2020 ESPP is 1,200,000 shares. If any rights granted under the 2020 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the 2020 ESPP. The shares of common stock issuable under the 2020 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The 2020 ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the 2020 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility

Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the 2020 ESPP) may participate in offerings under the 2020 ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the 2020 ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the 2020 ESPP.

No employee will be eligible to participate in the 2020 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

As of March 26, 2020, we had approximately 270 employees.

Participation in the 2020 ESPP

An eligible employee may enroll in the 2020 ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case which may not exceed 15% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

24	2020 PROXY STATEMENT

Purchase Price

The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the purchase date. As of March 26, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $6.17 per share.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the 2020 ESPP and deposited with our general funds.

Purchase Limits

In connection with each offering made under the 2020 ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

Withdrawal

Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the 2020 ESPP.

Termination of Employment

A participant’s rights under any offering under the 2020 ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

Rights granted under the 2020 ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2020 ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.

Effect of Certain Corporate Transactions

25	2020 PROXY STATEMENT

In the event of a corporate transaction (as defined in the 2020 ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the 2020 ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.

For purposes of the 2020 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

Duration, Amendment and Termination

The Plan Administrator may amend or terminate the 2020 ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment or termination of the 2020 ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Notwithstanding anything in the 2020 ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the 2020 ESPP. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 2020 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the 2020 ESPP. The 2020 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the 2020 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

26	2020 PROXY STATEMENT

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the 2020 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the 2020 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the 2020 ESPP. In addition, our board of directors and the compensation committee of our board of directors have not granted any purchase rights under the 2020 ESPP that are subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2020 ESPP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2019 if the 2020 ESPP had been in effect, are not determinable. Our non-employee directors will not be eligible to participate in the 2020 ESPP.

Required Vote and Board of Directors Recommendation

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

Our board of directors believes that approval of Proposal 4 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL NUMBER 4.

27	2020 PROXY STATEMENT

Executive Compensation

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narrative that describe the 2019 executive compensation program for our named executive officers.

Executive Summary

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and financial performance, without encouraging unnecessary or excessive risk-taking. Our performance-oriented compensation program consists of base salary, annual cash bonuses, long-term equity incentives, such as restricted stock awards and stock option grants, benefits and, for certain senior executive officers, severance and termination protection.

For 2019, our primary corporate goals related to our operating income for the year and our revenue growth compared to 2018. Our executive compensation policies for the year were, therefore, designed to incentivize our executive officers to execute against the most significant financial performance objectives and to focus on creation of value for our stockholders. We sought to incentivize this performance primarily through cash incentives that were based on our financial performance and also through grants of restricted stock.

The highlights of our 2019 executive compensation program were as follows:

•	Our chief executive officer received a base salary increase of 4% from the 2018 level.
•

We established a 2019 senior management incentive plan, which rewarded our named executive officers for our corporate financial performance, specifically whether the Company achieved specified financial performance metrics. The amount of the bonus was based on the amount of consolidated revenue earned in 2019 and consolidated operating income for the twelve months ended December 31, 2019 and individual qualitative objectives. We paid bonuses based on our performance as measured against each of the target financial metrics and the accomplishment of the qualitative objectives.

•

In January 2019, 20% of the shares subject to annual grants to our named executive officers were granted in the form of performance-based RSUs (based on the target level of long-term performance goals) as a part of periodic equity grants to these executives.

Overview of Compensation Philosophy

Our overall compensation philosophy is to provide executive compensation packages that enable us to attract, retain and motivate highly qualified executive officers to achieve our short-term and long-term business goals. Consistent with this philosophy, the following compensation elements provide a framework for our executive compensation program: base salary; a cash bonus program designed to reinforce desired performance goals; and non-cash compensation intended to align the interests of our executives with those of our stockholders.

In January 2019, our Compensation Committee undertook a thorough review of the Company’s executive compensation programs, including salary, cash bonus, and equity-based incentive compensation. Beginning with grants made in 2019, the Compensation Committee intends to provide for annual grants of equity compensation comprising a combination of service-based RSUs, which will vest over time, and performance-based RSUs that will vest based on our achievement of long-term performance goals.

28	2020 PROXY STATEMENT

Role of Compensation Committee and Compensation Consultant

Our executive compensation program is approved and monitored by the Compensation Committee of our board of directors. The Compensation Committee members were Richard W. Roedel, Warren B. Phelps, III and Gary Spiegel with Donald Pastor serving as chairman of the Compensation Committee. All of the members of our Compensation Committee are independent, non-employee directors. Under the terms of its charter, the Compensation Committee is responsible for reviewing and approving compensation granted to our executive officers, including our Chief Executive Officer ("CEO"), and those executive officers who report directly to the CEO and any other officers as determined under Section 16 of the Securities Exchange Act of 1934, as amended. In particular, the Compensation Committee reviews and approves for the CEO and the other executive officers the following components of compensation:

•	annual base salary;
•	cash and equity bonuses, including the specific goals and amount;
•	other equity compensation, if any;
•	employment agreements, severance arrangements, and change in control provisions, as applicable;
•	signing bonus or payment of relocation costs, above normal Company policy, if applicable; and
•	any other material benefits, other than those provided to all employees.

The Compensation Committee also serves as the administrator for our equity incentive plans. All stock-based awards, including new grants to existing employees and executive officers, as well as grants to new employees, are approved by the Compensation Committee. The Compensation Committee is also responsible for annually evaluating the performance of our executive officers.

We generally attempt to align our overall executive compensation with other publicly-traded peer companies who share similar characteristics. Because of our diversified product and service offerings, we believe our peer group includes a broad range of technology and growth companies with whom we compete for executive talent.

The Compensation Committee has the authority to retain its own compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors as it sees fit. The Compensation Committee engaged an independent third-party compensation consultant, Compensation Strategies, Inc., in 2019 to conduct a competitive peer group analysis of our current executive compensation program to provide us with insights and market data on executive and director compensation matters, both generally and within our industry. In 2019, Compensation Strategies, Inc., compared the salary, target cash incentives, and equity compensation of our executive officers against an identified peer group of publicly traded companies. As a result of its analysis, Compensation Strategies, Inc., made recommendations to the Compensation Committee that were intended to bring the compensation elements paid to our executive officers towards the median of the identified peer companies, which are specified in the table below.  These peer group companies were selected by the Compensation Committee because they are in the scientific and technical instruments industry and are comparable to our size based on their revenue and market value.

29	2020 PROXY STATEMENT

Peer Group
Company	Industry	Location
Bioanalytical Systems, Inc.	Biotechnology	West Lafayette, IN
CUI Global, Inc.	Electrical Equipment	Tualatin, OR
Cyberoptics Corporation	Semiconductors	Golden Valley, MN
Digirad Corporation	Diagnostics and Testing	Suwanee, GA
Dynasil Corporation	Scientific & Testing Instruments	Newton, MA
Echelon Corporation	Networking & Communications Equipment	Santa Clara, CA
IEC Electronics Corp.	Networking & Communications Equipment	Newark, NY
Image Sensing Systems, Inc.	Other Technology Services	St. Paul, MN
inTEST Corporation	Semiconductors	Mt. Laurel, NJ
IntriCon Corporation	Medical Devices	Arden Hills, MN
Iteris, Inc.	Other Technology Hardware	Santa Ana, CA
The LGL Group, Inc.	Networking & Communications Equipment	Orlando, FL
LightPath Technologies, Inc.	Other Industrial Goods	Orlando, FL
LRAD Corporation	Aerospace & Defense	San Diego, CA
Mesa Laboratories, Inc.	Scientific & Technical Instruments	Lakewood, CO
OCC Public Company Limited	Personal Products	Roanoke, VA
Perceptron, Inc.	Peripherals & Storage	Plymouth, MI
RF Industries, Ltd.	Networking & Communications Equipment	San Diego, CA
Trio-Tech International	Semiconductors	Van Nuys, CA
Wireless Telecom Group	Networking & Communications Equipment	Paramus, NJ

Compensation Recovery Policy

In February 2019, the Compensation Committee adopted a policy for recoupment of incentive compensation. Under the terms of this policy, if the Company is required to prepare an accounting restatement for any fiscal quarter or year due to the material noncompliance of the Company with any financial reporting requirement, the Company may seek to recover from certain employees, including the named executive officers, during the three fiscal years preceding the date on which the Company was required to prepare such accounting restatement, incentive bonus and equity awards in excess of amounts that would have been awarded based upon the restated financial statements. The Company may seek recoupment from prior incentive compensation payments through the reduction of future incentive compensation payments, the reduction or cancellation of outstanding incentive compensation payments, and direct repayment by the executive.

Future Compensation Strategy

We intend to continue our strategy of paying competitive short-term cash compensation and offering long-term incentives through equity-based compensation programs that align individual compensation with corporate financial performance. We believe that our total compensation package is reasonable in the aggregate. We also believe that, in light of our compensation philosophy, total compensation for our executives should continue to consist of base salary, annual bonus awards (consisting of cash, stock or a combination of both), long-term equity based compensation, and certain other benefits.

We anticipate that the competitive posture of our total direct compensation will vary year to year as a result of our performance, as well as the performance of peer group companies and the market as a whole. Accordingly, the magnitude and weighting of different compensation components will likely evolve over time.

30	2020 PROXY STATEMENT

Summary Compensation Table

The following table sets forth the summary information concerning compensation earned during the last two completed fiscal years by our president and chief executive officer, our current chief financial officer and our former chief financial officer, who were our only executive officers during 2019. We refer to these persons as our “named executive officers” elsewhere in this proxy statement. The following table includes all compensation earned by the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

Scott A. Graeff	2019	340,000	—		376,050	(1)	235,841	(2)	9,232	(4)	961,123
President and	2018	325,000	—		429,800	(6)	234,975	(7)	7,470	(4)	997,245
Chief Executive Officer

Dale E. Messick (8)	2019	244,413	105,016	(3)	81,750	(1)	—		260,306	(4)(5)	691,485
Former Chief Financial Officer	2018	255,040	—		153,500	(6)	142,290	(7)	7,374	(4)	558,203

Eugene Nestro (9)	2019	11,458			361,000	(1)			55	(4)	372,513
Chief Financial Officer

(1)

In accordance with SEC rules, these amounts reflect the grant date fair values of the RSUs granted to each of the named executive officers in 2019, calculated in accordance with ASC Topic 718 for stock-based compensation transactions. Each RSU represented the contingent right to receive one share of our common stock. For Messrs. Graeff and Messick, the amount reported in the table above includes the values of 34,500 performance-based RSUs and 7,500 performance-based RSUs, respectively, which were based on the probable outcome of the vesting conditions of these RSUs as of the grant date. These performance-based RSUs vest upon the achievement of certain performance targets, subject to the recipient’s continuous service through the vesting events. Assuming that the maximum performance vesting condition of these RSUs was met as of the grant date, the aggregate grant date fair value of all RSUs granted to Messrs. Graeff and Messick would have been $413,655 and $89,925, respectively. For a discussion of valuation assumptions, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)	Represents amounts paid to the named executive officer under our 2019 senior management incentive plan upon the deemed achievement of specified financial and qualitative performance objectives.

(3)  In connection with Mr. Messick’s separation from employment with the company in November 2019, we agreed to pay Mr. Messick a discretionary lump sum bonus payment equal to his target bonus under the 2019 senior management incentive plan.

(4)	Includes Company 401(k) plan matching contributions and policy premiums paid for life insurance for the benefit of the named executive officer.

(5)  Includes $221,880 that was accrued for Mr. Messick’s severance payments during 2019.

(6)

In May 2018, the Company granted a total of 190,000 shares of restricted stock to our named executive officers as a part of periodic equity grants to these executives. Mr. Graeff was awarded 140,000 shares, which is equal to $429,800 divided by $3.07, the closing price of our common stock as reported on the Nasdaq Capital Market on May 15, 2018. Mr. Messick was awarded 50,000 shares of restricted stock, which is $153,500 divided by $3.07. The restricted stock awards are subject to a three-year vesting schedule. In accordance with SEC rules, this amount is reported in the "Stock Awards" column for 2018 in the table above.

(7)	Represents amounts paid to the named executive officer under our 2018 senior management incentive plan upon the deemed achievement of specified financial and qualitative performance objectives.
(8)	On November 30, 2019, Mr. Messick ceased serving as our Chief Financial Officer.
(9)	Mr. Nestro’s employment as our Chief Financial Officer began on December 2, 2019.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Program Overview

As described above, our performance-oriented compensation program consists of base salary, annual cash bonuses, long-term equity incentives, such as RSU awards and stock option grants, benefits and, for certain senior executive officers, severance and termination protection. We believe that appropriately balancing the total compensation package and ensuring the viability of each component of the package is necessary in order to provide compensation that is competitive and to attract and retain talent. As a small company, we also try to optimize the mix of components to make such compensation programs cost effective for us.

The Compensation Committee intends for our compensation program to provide basic elements that ensure that management is fairly remunerated and has reasonable security so that the management team can perform at its

31	2020 PROXY STATEMENT

best and take prudent risks. The committee believes that it does not use highly leveraged short-term incentives that drive high risk investments at the expense of our long-term value.

Our Compensation Committee typically evaluates the performance of each executive officer annually, based on the achievement of both corporate goals and individual qualitative performance objectives and makes its compensation decisions accordingly. Total compensation for our executive officers may vary significantly from year to year based on Company, divisional and individual performance. Further, the value of equity-based awards to our executives will vary based on fluctuation in our stock price from time to time.

The following is a more detailed explanation of the primary components of our executive compensation program.

Base Salary

Base salary is generally determined by considering competitive salary data and individual job performance. In determining base salary, we primarily rely on factors such as job performance, skill set, prior experience, past levels of compensation, seniority, pay levels of similarly situated positions internally, alternative opportunities that may be available to executives, retention, and market conditions generally. Base salaries for executive officers are reviewed at least annually. In each case, we take into account the results achieved by the executive, his future potential, the scope of the officer’s responsibilities and the depth of his experience. We do not apply specific formulas to determine annual pay increases, if any, and our Compensation Committee attempts to make decisions regarding changes in base salary in the context of other short-term and long-term compensation components.

The Compensation Committee approved annual base salaries for the named executive officers as follows:

Name	2018 Base Salary	2019 Base Salary		% Increase

Scott A. Graeff, President and Chief Executive Officer	$325,000	$340,000		4%
Dale E. Messick, Former Chief Financial Officer	$255,040	$255,040	(1)	—%
Eugene Nestro, Chief Financial Officer		$275,000	(2)	n/a

(1)	On November 30, 2019, Mr. Messick ceased serving as our Chief Financial Officer.
(2)	Mr. Nestro’s employment as our Chief Financial Officer began on December 2, 2019. The amount presented in the table above represents his annual base salary.

Cash Incentive Bonuses

In May 2019, our Compensation Committee adopted a senior management incentive plan for fiscal year 2019. Under the terms of the incentive plan, certain of our employees, including all of our named executive officers were eligible to receive bonus payments based upon a target percentage of their respective salaries for 2019. For our named executive officers, if the threshold operating income target was achieved, the amount of the bonus was to be based upon whether we achieved consolidated revenue exceeding specified amounts, whether we achieved consolidated operating income exceeding specified amounts, and the achievement of specified qualitative objectives. For Mr. Graeff, the target bonus percentage was equal to 50% of his salary for 2019. For Mr. Messick, the target bonus was 40% of his salary for 2019. The Compensation Committee selected these metrics because the committee believed them to be the appropriate indicators of success in the execution of our strategic and operating plans and achievement of key corporate goals and because these factors are critical to increasing the value of our common stock.

If the threshold operating income target was achieved, for both the operating income objective and the revenue objective, minimum, target and maximum levels of achievement were possible. At the minimum level of achievement, the officer would receive a payout of 50% of the target percentage. At the target level of achievement, the officer would receive a payout of 100% of the target percentage. At the maximum level of achievement, the officer would receive a payout of 200% of the target percentage. For financial performance values falling between the minimum and target levels, or between the target and maximum levels, award amounts would be interpolated on a linear basis.

For 2019, our minimum, target, maximum and actual levels of achievement and resulting payout percentages for our named executive officers are reflected in the table below.

32	2020 PROXY STATEMENT

Metric	Weighting	Minimum Achievement Level (25% of salary)		Target Achievement Level (50% of salary)		Exceeds Achievement Level (75% of salary)		Maximum Achievement Level (100% of salary)		Actual Performance Level

Consolidated operating income/(loss)	40%	$(0.9)	million	$(0.4)	million	$0.6	million	$2.0	million	$2.2	million
Consolidated revenue	40%	$42.5	million	$48.4	million	$54.4	million	$59.9	million	$51.3	million
Individual qualitative objectives	20%									75%	achieved

Mr. Graeff

Mr. Graeff’s bonus payout under the 2019 senior management incentive plan is set forth below:

Named Executive Officer	2019 Awarded Bonus	Percentage of Target Bonus Awarded

Scott A. Graeff, President and Chief Executive Officer	$235,841	139%

Mr. Messick

Because Mr. Messick’s employment terminated prior to the end of the 2019 fiscal year, he did not receive a payout under the 2019 senior management incentive plan. However, in connection with this separation, we agreed to pay Mr. Messick a discretionary, lump sum bonus payment equal to his target bonus amount.

Equity Incentives

Consistent with our compensation philosophy, our Compensation Committee believes that equity awards can be a significant motivator in attracting, retaining and rewarding the success of management employees by providing compensation with long-term vesting requirements and linking the ultimate value of those awards to stockholder returns. This component may include both grants of restricted stock units, or RSUs, and stock options. Similar to base salary increases, equity instruments may also be granted in connection with promotions or significant changes in responsibility. Although grants of stock-based awards can impact our operating results, we believe that long-term equity-based compensation can be an important element of our overall compensation program because it helps focus our executives on our long-term financial and operational performance and also aligns the interests of our executives with those of our stockholders. The potential financial value offered through such stock awards is also an important retention tool.

In January 2019, our Compensation Committee undertook, with the assistance of Compensation Strategies, a thorough review of our executive compensation programs, including salary, cash bonus, and equity-based incentive compensation. After completing this review, the Compensation Committee approved equity awards for our executive officers reflecting a revised approach for annual grants of equity compensation (the “2019 Grants”). Beginning with the 2019 Grants, the Compensation Committee intends to provide for annual grants of equity compensation comprising a combination of service-based RSUs, which will vest over time, and performance-based RSUs that will vest based on our achievement of long-term performance goals. With respect to the 2019 Grants, the service-based RSUs are scheduled to vest in three equal annual installments and the performance-based RSUs are scheduled to vest, if at all, based on our levels of 2021 revenue and operating income, in each case subject to the executive officer’s continuous service through vesting. The performance-based awards establish threshold, target and maximum vesting amounts based on pre-defined levels of each of 2021 revenue and operating income, subject to the overall achievement of a minimum level of operating income for the year ending December 31, 2021.

33	2020 PROXY STATEMENT

Set forth below is a table summarizing the 2019 Grants for each named executive officer:

	Time-Based Restricted Stock	Performance-Based Restricted Stock Units
	Units	Threshold	Target	Maximum

Scott A. Graeff, President and Chief Executive Officer	92,000	11,500	23,000	34,500
Dale E. Messick, Former Chief Financial Officer	20,000	2,500	5,000	7,500

The Compensation Committee intends to continue to grant a combination of time-based and performance-based equity incentive awards to the named executive officers on an annual basis. It is the Compensation Committee’s current expectation that, in future years, performance-based grants will represent an increasing portion of the named executive officers’ total annual equity incentive awards.

Mr. Nestro

In connection with our hiring of Mr. Nestro as our new chief financial officer in December 2019, we made an initial equity grant to Mr. Nestro of 50,000 time-based RSUs that will vest in three equal installments on December 2, 2020, December 2, 2021 and December 2, 2022, subject to Mr. Nestro’s continuous service through each applicable vesting date.

Timing of Equity Grants

We do not time the granting of our equity awards relative to any favorable or unfavorable news that we release. Restricted stock or stock options for new employees, including executive officers, are generally awarded at the first regular meeting of the Compensation Committee following the employee’s hire date, or, in certain limited cases, at the first regular meeting of the Compensation Committee following the prospective employee’s written acceptance of an employment offer. The Compensation Committee’s regular meeting schedule is established several months in advance of each meeting. Thus, proximity of any equity grant to an earnings announcement or other market events is coincidental.

Other Benefits

In general, our practice is to provide commensurate benefits to employees at all levels of our organization. Consistent with this practice, the following are the primary benefits provided to our full-time employees, including our named executive officers:

•	health, vision and dental insurance including, at the employee’s option, Flexible Spending Accounts and/or a Health Savings Account;
•	term life insurance and optional supplemental life insurance;
•	optional supplemental health coverage;
•	short- and long-term disability benefits;
•	401(k) plan, under which we match 30% of an employee’s contributions up to 10% of the employee’s total cash compensation, which match vests over a period of three years; and
•	paid time off and holidays.

We believe that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

34	2020 PROXY STATEMENT

Outstanding Equity Awards at December 31, 2019

The following table shows all outstanding unexercised stock options and unvested stock awards held by our named executive officers as of December 31, 2019.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration	Number of Shares that have not vested		Market Value of Shares that have not vested	Equity incentive plan awards: number of unearned shares, units or othre right that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other right that have not vested
Name	Exercisable	Unexercisable	Price ($)	Date	(#)		($) (7)	(#)		($) (7)

Scott A. Graeff	34,351	—	1.68	2/28/2022
					11,500	(1)	83,835
					16,666	(2)	121,150
					93,333	(3)	680,400
					92,000	(4)	670,680
								11,500	(5)	83,835
Dale E. Messick					11,500	(1)	83,835
					33,333	(3)	243,000
					20,000	(4)	145,800
Eugene Nestro					50,000	(6)	364,500

(1)	Represents unvested shares underlying a restricted stock award issued on May 24, 2017, which will vest annually over a three-year period.
(2)	Represents unvested shares underlying a restricted stock award issued on December 5, 2017, which will vest annually over a three-year period.
(3)	Represents unvested shares underlying a restricted stock award issued on May 15, 2018, which will vest annually over a three-year period.

(4)  Represents unvested shares underlying a RSU award issued on January 14, 2019. The shares underlying this RSU award will vest annually over a three-year period.

(5)  Represents unvested shares underlying a performance-based RSU based on the threshold level of achievement under the terms of the grant.  Pursuant to the terms of the award, the award will vest, if at all, based on the Company’s levels of 2021 revenue and operating income, in each case subject to the executive officer’s continuous service through vesting. 11,500 shares underlying the RSU award will vest if the threshold level of achievement is reached, 23,000 shares underlying the RSU award will vest if the target level of achievement is reached and 34,500 shares underlying the RSU award will vest if the maximum level of achievement is reached.

(6)	Represents unvested shares underlying a RSU award issued on December 2, 2019, which will vest annually over a three year period.
(7)	Based on the closing price of our common stock of $7.29 per share as of December 31, 2019, the last trading day of 2019.

Employment Agreements

Employment Agreement with Scott A. Graeff

On December 5, 2017, we entered into an amended and restated employment agreement with Scott A. Graeff as our President and Chief Executive Officer. Under the terms of the amended and restated employment agreement, Mr. Graeff is eligible to participate in an annual cash incentive plan for a discretionary cash bonus plan with a payout at target performance of 50% of his actual salary during such year and a maximum value of 75% of his actual salary during such year, subject to the achievement of individual and corporate performance criteria to be determined by our board of directors or our Compensation Committee and set forth in the incentive plan.

The employment agreement provides that, in the event that his employment is terminated by us “without cause” or by him for “good reason” (each as defined in the employment agreement), subject to his entering into and not revoking a release in a form acceptable to the Company, he will be entitled to receive:

35	2020 PROXY STATEMENT

•

a severance payment equal to 12 months of his then current annual salary payable in installments on the Company's regular payroll dates plus a lump sum payment equal to his annual cash incentive compensation assuming that the performance objectives were achieved at the target level;

•

if he timely elects and remains eligible for continued coverage under COBRA, an amount equal to the health insurance premiums that we were paying on his behalf and on behalf of his covered dependents prior to the date of termination for a period of nine months, or 12 months if the termination occurs within 12 months following a change in control transaction;

•	a lump sum payment of any annual cash incentive earned but unpaid with respect to the year preceding the year of termination; and
•	a cash payment for any unvested company matching contributions in his account under the Company’s 401(k) plan and for any accrued but unpaid vacation.

In addition to the severance and retention payments described above, in the event a change in control occurs due to a sale of the Company’s assets or a merger of the Company or an acquisition of the Company via tender offer, the employment agreement also provides that Mr. Graeff will receive the payments described above provided that all such payments will be accelerated and not deferred. In addition, all outstanding equity awards received prior to the change in control shall immediately vest.

In addition, in the event that payments made upon termination constitute parachute payments within the meaning of Section 280G of the Code and are subject to excise tax imposed under Section 4999 of the Code, then the payments may be reduced if such reduction results in Mr. Graeff receiving on an after-tax basis a greater severance amount.

Employment Agreement with Dale E. Messick

In July 2018, we entered into an amended and restated employment agreement with Mr. Messick. Pursuant to the employment agreement, Mr. Messick was employed by us on an "at-will" basis.

Under the terms of the employment agreement, Mr. Messick was eligible to participate in our senior management incentive plan for an annual discretionary cash bonus with a target value of at least 40% of his then current base salary, subject to the achievement of individual and corporate performance criteria to be determined by our board of directors or our Compensation Committee and set forth in the incentive plan.

Severance Agreement with Dale E. Messick

Effective as of November 30, 2019, in connection with Mr. Messick’s retirement, on November 30, 2019, we and Mr. Messick entered into a separation agreement, which provided Mr. Messick with the following benefits in exchange for a release of claims (a) cash severance equal to nine months of his base salary and an amount equal to his target 2019 bonus, (b) all accrued and unpaid salary, vacation and earned but unpaid bonus for 2019, (c) a payment equal to the value of any unvested 401(k) matching contribution amount, and (d) paid COBRA premiums until the earliest of November 30, 2020, the expiration of eligibility for COBRA or the date when Mr. Messick is eligible for coverage in connection with new employment.

Employment Agreement with Eugene Nestro

Effective December 2, 2019, we entered into an employment agreement with Mr. Nestro. Pursuant to the employment agreement, Mr. Nestro is employed by us on an "at-will" basis.

Under the terms of the employment agreement, Mr. Nestro is eligible to participate in our senior management incentive plan for an annual discretionary cash bonus with a target value of at least 40% of his then current base salary, subject to the achievement of individual and corporate performance criteria to be determined by our board of directors or our Compensation Committee and set forth in the incentive plan.

In the event that Mr. Nestro’s employment is terminated by us "without cause" or by Mr. Nestro for "good reason" (each as defined in his employment agreement), subject to Mr. Nestro’s entering into and not revoking a separation

36	2020 PROXY STATEMENT

agreement that includes, among other terms, a general release of claims in our favor, in a form acceptable to us, Mr. Nestro will be entitled to receive:

•	severance payments equal to his then applicable base salary for a period of 9 months paid in installments on our regular payroll dates;
•

a discretionary lump sum bonus payment equal to the target bonus that he would have been eligible to receive for the year in which the termination occurs, which will be paid when we otherwise pay annual bonuses, so long as that date is no later than March 15th the following year in which the termination occurs; provided, however, if the termination occurs within three months prior to or 12 months following a "change in control" transaction (as defined in the employment agreement), then Mr. Nestro will be entitled to receive a discretionary lump sum bonus payment equal to the maximum target bonus that he would have been eligible to receive for the year in which the termination occurs;

•

if he timely elects and remains eligible for continued coverage under COBRA, the health insurance premiums that we were paying on behalf of Mr. Nestro and his covered dependents prior to the date of termination, until the earliest of (i) 12 months following termination, (ii) the date Mr. Nestro becomes eligible for substantially equivalent insurance in connection with new employment or self-employment, or (iii) the date Mr. Nestro ceases to be eligible for COBRA continuation coverage; and

•	a cash payment for any unvested company matching contributions in Mr. Nestro’s account under our 401(k) plan.

In addition, if Mr. Nestro’s employment is terminated by us "without cause" or by Mr. Nestro for "good reason" within three months prior to or 12 months following a "change of control" transaction, all unvested stock options and other stock awards for our common stock held by Mr. Nestro as of immediately prior to the termination date will accelerate in full.

Change in Control Benefits and Severance

The Compensation Committee believes that change in control and severance benefits play an important role in attracting and retaining valuable executives. The payment of such benefits also ensures a smooth transition in management following a change in control by giving the named executive officer the incentive to remain with the Company through the transition period, and, in the event the officer’s employment is terminated as part of the transition, by compensating the officer with a degree of financial and personal security during a period in which he is likely to be unemployed. As a result, as described above, we have historically maintained employment agreements with our named executive officers that provide for severance payments and continuation of group benefits if our named executive officers’ employment is terminated by us without “cause” or by the named executive officers for “good reason,” including in circumstances involving a change in control of the Company. In the event of the termination of employment of a named executive without "cause" or for "good reason" in connection with a change in control, all outstanding stock options and other stock awards are subject to accelerated vesting. Additionally, upon the completion of a change in control, the vesting of the performance-based RSUs described above will vest in full as to 100% of the target number of shares.

In connection with a change in control the named executive officers may become subject to certain excise taxes under Section 4999 of the Code with respect to payments that are treated as excess parachute payments under Section 280G. Under the terms of the amended and restated employment agreements we will reimburse each named executive officer for all excise taxes that are imposed under Section 4999 and any income and excise taxes that are payable by such named executive officer as a result of any reimbursements for such excise taxes. In the event, however, it is determined that the named executive officer is entitled to a reimbursement payment for such excise taxes, but that the change in control payments would not be subject to the excise tax if such payments were reduced by an amount that is less than 10% of the portion of the payments that would be treated as excess parachute payments under Section 280G, then the amounts payable to the named executive officer will be reduced to the maximum amount that could be paid to the named executive officer without giving rise to the excise tax.

37	2020 PROXY STATEMENT

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our securities authorized for issuance under our equity compensation plans as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	3,662,499	(1)	$2.35	(2)	1,757,205
Total	3,662,499	(1)	$2.35	(2)	1,757,205

(1)	Consists of 3,160,397 shares underlying stock options and 502,102 shares underlying restricted stock units.
(2)

Includes 502,102 shares issuable upon the settlement of restricted stock units without consideration. The weighted average exercise price of the outstanding options and rights other than these restricted stock units is $2.72 per share.

Our 2016 Equity Incentive Plan allows for forfeited awards to be added back to our pool of available awards, including awards forfeited from the 2006 Equity Incentive Plan after the expiration date of our 2006 Equity Incentive Plan.

38	2020 PROXY STATEMENT

Stock Ownership Guidelines

In 2018, our board of directors established stock ownership guidelines applicable to our officers and directors, which are intended to ensure that our officers and directors acquire and maintain an equity stake in the company that aligns their interests with those of our stockholders.

Our officer stock ownership guidelines provide that the chief executive officer and each other officer at the level of vice president or above who report directly to the chief executive officer must acquire and maintain stock ownership at a multiple of their respective base salaries. Ownership varies by officer level, with the chief executive officer’s target at three times salary, chief financial officer’s target at two times base salary and all other officers at targets at one times salary.

Our director stock ownership guidelines provide that each director should acquire and maintain stock ownership in the company equal to one times his or her annual board retainer.

Compliance is assessed at September 30 of each year, and as of the most recent evaluation date, all officers and directors were in compliance with the stock ownership guidelines, with the exception of Ms. Vitale, who joined the Board in September 2019.

39	2020 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2020, by:

•	each person known by us to be a beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our directors and the board of directors’ nominees for director;
•	each of the executive officers named in the Summary Compensation Table, to whom we refer as our named executive officers; and
•	all of our currently serving executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us and Schedules 13D and 13G, if any, filed with the SEC, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of the common stock that they beneficially own, subject to applicable community property laws. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, RSUs, warrants, stock units under our non-employee directors’ deferred compensation plan or other exercisable or convertible securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of March 31, 2020 are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, these shares do not include any stock, options or RSUs or stock units awarded after March 31, 2020. A total of 30,486,572 shares of our common stock were outstanding as of March 31, 2020.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Luna Innovations Incorporated, 301 1st Street SW, Roanoke, Virginia 24011.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

Leviticus Partners, L.P. (1)	1,569,809	5.2%
370 Lexington Avenue, Suite 201 New York, NY 10017
Scott A. Graeff (2)	563,589	1.8%
Dale E. Messick (3)	299,599	*
Eugene Nestro	—	-
John B. Williamson, III (4)	493,711	1.6%
Donald Pastor (5)	149,520	*
Richard W. Roedel (6)	1,030,078	3.3%
Michael W. Wise (7)	670,395	2.2%
Gary Spiegel (8)	76,186	*
Warren B. Phelps, III (9)	64,638	*
N. Leigh Anderson (10)	30,176	*
Mary Beth Vitale (11)	6,879	*
All current directors and executive officers as a group (10 persons) (12)	3,085,172	9.7%

*	Represents less than 1% of the outstanding shares of common stock.
(1)

This information has been obtained from a Schedule 13G/A filed on February 27, 2020 by Leviticus Partners, L.P., AMH Equity LLC and Adam Hutt. AMH Equity LLC is the general partner of Leviticus Partners, L.P. and Adam Hutt is the President of AMH Equity LLC.

(2)

Includes (i) 34,531 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2020, (ii) 58,167 shares of restricted stock which will vest within 60 days of March 31, 2020 and (iii) 63,334 shares of restricted stock that are not vested, and will not vest, within 60 days of March 31, 2020 (Mr. Graeff is deemed to have voting, but not dispositive, power over such shares).

40	2020 PROXY STATEMENT

(3)

Includes 28,167 shares of restricted stock that will vest within 60 days of March 31, 2020. Also includes 16,667 shares of restricted stock that will not vest within 60 days of March 31, 2020 (Mr. Messick is deemed to have voting, but not dispositive, power over such shares).

(4)

Includes 54,356 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2020 and 186,979 shares of common stock issuable pursuant to stock units held under our non-employee directors’ deferred compensation plan that are payable under circumstances within the control of the holder.

(5)

Includes 5,341 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2020, and 5,800 shares of common stock issuable pursuant to stock units held under our non-employee directors’ deferred compensation plan that are payable under circumstances within the control of the holder.

(6)

Includes 304,164 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2020, and 267,872 shares of common stock issuable pursuant to stock units held under our non-employee directors’ deferred compensation plan that are payable under circumstances within the control of the holder.

(7)

Includes 240,000 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2020, and 98,095 shares of common stock issuable pursuant to stock units held under our non-employee directors’ deferred compensation plan that are payable under circumstances within the control of the holder. Also includes 12,840 shares held by Mr. Wise’s family members over which Mr. Wise shares voting and investment power.

(8)

Includes 13,943 shares of common stock issuable pursuant to stock units held under our non-employee directors’ deferred compensation plan that are payable under circumstances within the control of the holder.

(9)

Includes 48,405 shares of common stock issuable pursuant to stock units held under our non-employee directors’ deferred compensation plan that are payable under circumstances within the control of the holder.

(10)

Includes 13,943 shares of common stock issuable pursuant to stock units held under our non-employee directors’ deferred compensation plan that are payable under circumstances within the control of the holder.

(11)

Includes 6,879 shares of common stock issuable pursuant to stock units held under our non-employee directors’ deferred compensation plan that are payable under circumstances within the control of the holder.

(12)

Includes an aggregate of: (i) 641,916 shares of common stock issuable pursuant to stock units issued under our non-employee directors’ deferred compensation plan that are payable under circumstances within the control of the holders; (ii) an aggregate of 638.392 shares of common stock issuable under stock options that are immediately exercisable or exercisable within 60 days of March 31, 2020; (iii) 58,167 shares of restricted stock that will vest within 60 days of March 31, 2020; and (iv) 63,334 shares of restricted stock that are not vested, and will not vest, within 60 days of March 31, 2020.

41	2020 PROXY STATEMENT

Certain Relationships and Related Person Transactions

Policies and Procedures for Transactions with Related Persons

Related person transactions, which we define as all transactions involving an executive officer, director, nominee for director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons, are reviewed and approved by the Audit Committee of our board of directors and a majority of disinterested directors on our board.

In any transaction involving a related person, our Audit Committee and board of directors consider all of the available material facts and circumstances of the transaction, including:

•	the direct and indirect interests of the related persons;
•

in the event the related person is a director or director nominee (or immediate family member of a director or director nominee or an entity with which a director or director nominee is affiliated), the impact that the transaction will have on a director’s or director nominee’s independence;

•	the risks, costs and benefits of the transaction to us; and
•	whether any alternative transactions or sources for comparable services or products are available.

After considering all such facts and circumstances, our Audit Committee and board determine whether approval or ratification of the related person transaction is in our best interests. For example, if our Audit Committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our board of directors that such transaction be approved or ratified. Alternatively, if a related person transaction will compromise the independence of one of our directors or director nominees, our Audit Committee may recommend that our board of directors reject the transaction if it could affect our ability to comply with securities laws and regulations or Nasdaq listing requirements.

Each transaction described below was approved or ratified by our Audit Committee or the disinterested members of our board of directors after making a determination that the transaction was on terms no less favorable than those we could have obtained from unrelated third parties.

The policies and procedures described above for reviewing and approving related person transactions are not set forth in writing. The charter for our Audit Committee, however, provides that one of the committee’s responsibilities is to review and approve in advance any proposed related person transactions.

Transactions and Relationships with Directors, Nominees for Director, Executive Officers and Five Percent Stockholders

Other than compensation described in “Executive Compensation” and “Director Compensation” elsewhere in this proxy statement and as described below, we believe that there has not been any other transaction or series of transactions since January 1, 2018 to which we were or are to be a participant in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than five percent of our common stock, or members of any such person’s immediate family, had or are expected to have a direct or indirect material interest.

Indemnification Agreements with Officers and Directors

We have entered into indemnity agreements with certain of our officers and directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings that he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our bylaws.

42	2020 PROXY STATEMENT

Other Information

Other Matters to be Presented at the Annual Meeting

We do not know of any matters to be presented at our 2020 annual meeting of stockholders other than those described in this proxy statement. If any other matters are properly brought before the annual meeting, proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Security Holder Communication with Board Members

Any holder of our common stock may contact the board of directors or a specified individual director by writing to the attention of the board of directors (or a specified individual director) and sending such communication to the attention of our corporate Secretary at our executive offices as identified in this proxy statement. Each communication from a stockholder should include the following information in order to permit us to confirm your status as a security holder and enable us to send a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;
•	the number and type of our securities owned by such security holder; and
•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

Our corporate Secretary will forward all appropriate communications to the board of directors or individual members of the board of directors as specified in the communication. Our corporate Secretary may, but is not required to, review all correspondence addressed to the board of directors or any individual member of the board of directors. The purpose of this review is to allow the board to avoid having to consider irrelevant or inappropriate communications, such as advertisements, solicitations and hostile communications, or any correspondence more suitably directed to management.

Stockholder Proposals for 2021 Annual Meeting

Our bylaws provide for advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting but not to be included in our proxy materials. For the 2021 annual meeting of stockholders, such nominations or proposals, other than those made by or at the direction of the board of directors, must be submitted in writing and received by our corporate Secretary at our offices no later than January 13, 2021, which is 90 days prior to the anniversary of the expected mailing date of this proxy statement. If our 2021 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of our 2020 annual meeting of stockholders, then the deadline is the close of business on the tenth day following the day notice of the date of the meeting was mailed or made public, whichever occurs first. Such proposals also need to comply with all applicable requirements of the rules and regulations of the SEC. The chairperson of a stockholder meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our bylaws.

In addition, for a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, the proposal must be submitted in writing and received by our corporate Secretary at our offices at 301 1st Street SW, Suite 200, Roanoke, Virginia 24011 no later than December 14, 2020, which is 120 days prior to the anniversary of the expected mailing date of this proxy statement. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

43	2020 PROXY STATEMENT

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one set of our annual meeting materials is sent to multiple stockholders in your household unless you instruct otherwise. We will promptly deliver a separate copy of these documents without charge to you upon written request to Luna Innovations Incorporated, 301 1st Street SW, Suite 200, Roanoke, Virginia 24011, Attn: Investor Relations. If you want to receive separate copies of our annual meeting materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors

/s/ Scott A. Graeff
Scott A. Graeff
President, Chief Executive Officer, Treasurer and Secretary

April 9, 2020

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019 is available without charge on our website, www.lunainc.com, or upon written request to: Corporate Secretary, Luna Innovations Incorporated, 301 1st Street SW, Suite 200, Roanoke, Virginia 24011.

44	2020 PROXY STATEMENT

Appendix A

Luna Innovations Incorporated

2020 Employee Stock Purchase Plan

Adopted by the Board of Directors: April 7, 2020

Approved by the Stockholders: ________, 2020

1.	General; Purpose.

(a)The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock.  The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b)The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	Administration.

(a)The Board will administer the Plan.  The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)To determine when and how Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)To designate from time to time which Related Corporations will be eligible to participate in the Plan.

(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)To settle all controversies regarding the Plan and Purchase Rights.

(v)To amend the Plan at any time as provided in Section 12.

(vi)To suspend or terminate the Plan at any time as provided in Section 12.

(vii)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

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(viii)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c)The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in any applicable Offering Document will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.  Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	Shares of Common Stock Subject to the Plan.

(a)Subject to Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued under the Plan will not exceed 1,200,000 shares.

(b)If any Purchase Right terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	Grant of Purchase Rights; Offering.

(a)The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board.  Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges.  The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan.  The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

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5.	Eligibility.

(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation.  Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years.  In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b)The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering.  Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation.  For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan.  Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.	Purchase Rights; Purchase Price.

(a)On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins

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on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)The Board will establish one (1) or more Purchase Dates during an Offering on which Purchase Rights granted pursuant to that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering.  If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	Participation; Withdrawal; Termination.

(a)An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company.  The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board.  Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party.  To the extent provided in the Offering, a Participant may begin such Contributions on or after the Offering Date.  To the extent provided in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions.  To the extent specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.

(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company.  The Company may impose a deadline before a Purchase Date for withdrawing.  Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate, and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest.  A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate.  The Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

(d)Purchase Rights will not be transferable by a Participant except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.  During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.

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(e)Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

8.	Exercise of Purchase Rights.

(a)On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering.  No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b)If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest.  If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c)No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.  If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than twelve (12) months and the Purchase Date will in no event be more than twenty-seven (27) months from the Offering Date.  If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.	Covenants of the Company.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder.  If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	Designation of Beneficiary.

(a)The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant.  The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary.  Any such designation and/or change must be on a form approved by the Company.

(b)If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant.  If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents

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or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	Adjustments upon Changes in Common Stock; Corporate Transactions.

(a)In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering.  The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)In the event of a Corporate Transaction, (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Purchase Rights or does not substitute similar rights for outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under such Purchase Rights, and such Purchase Rights will terminate immediately after such purchase.

12.	Amendment, Suspension or Termination of the Plan.

(a)The Board may amend the Plan at any time in any respect the Board deems necessary or advisable.  However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b)The Board may suspend or terminate the Plan at any time.  No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the Adoption Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.  To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan.  The actions of the Board

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pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.	Effective Date of Plan.

The Plan will become effective on the Effective Date.  No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a), materially amended) by the Board.

14.	Miscellaneous Provisions.

(a)Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)The Plan and Offering do not constitute an employment contract.  Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or  be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

15.	Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)“Adoption Date” means April 7, 2020, which is the date the Plan was adopted by the Board.

(b)“Board” means the Board of Directors of the Company.

(c)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e)“Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(f)“Common Stock” means the common stock of the Company.

(g)“Company” means Luna Innovations Incorporated, a Delaware corporation.

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(h)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right.  A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(i)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j)“Director” means a member of the Board.

(k)“Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2020, provided that this Plan is approved by the Company’s stockholders at such meeting.

(l)“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(m)“Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(n)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

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(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.

(q)“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods.  The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(r)“Offering Date” means a date selected by the Board for an Offering to commence.

(s)“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(t)“Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(u)“Plan” means this Luna Innovations Incorporated 2020 Employee Stock Purchase Plan.

(v)“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(w)“Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date.  An Offering may consist of one or more Purchase Periods.

(x)“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(y)“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(z)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(aa)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).  For purposes of the foregoing clause (i), the Company will be deemed to “Own” or have “Owned” such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb)“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed (including, but not limited to, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE, or any successors thereto) is open for trading.

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ANNUAL MEETING OF LUNA INNOVATIONS INCORPORATED

	For All	Withhold All	For All except	Directors Recommend
1: Election of Directors Nominees 01 Warren B. Phelps, III 02 Mary Beth Vitale	☐	☐	☐	For All

____________________ Please Sign Here   ____________ Please Date Above

____________________ Please Sign Here   ____________ Please Date Above

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

VOTE BY:

INTERNET
Go To
www.proxydocs.com/LUNA
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE
Call
866-390-6270
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

The undersigned hereby appoints Scott A. Graeff and Eugene Nestro, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Luna Innovations Incorporated which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

PROXY TABULATOR FOR

Luna Innovations Incorporated
P.O. BOX 8016
CARY, NC 27512-9903

NOVATIONS INCORPORATED Date: May 11, 2020Time: 12:00 P.M. ETPlace: Annual Meeting to be held live via the Internet - please visit  www.proxydocs.com/LUNA for more details.Please make your marks like this:          Use dark black pencil or pen onlyThe Board of Directors recommends a Vote “FOR” the following:1:  Election of DirectorsNomineesFor All Withhold All For All except01  Warren B. Phelps, III  02  Mary Beth Vitale  ForAgainstAbstain2:  Approval, on an advisory basis, of the compensation of Luna’s named executive officers.3:  Proposal to ratify the appointment of Grant Thornton LLP as Luna’s independent registered public accounting firm for the fiscal year ending December 31, 2020.4: Approval of Luna’s 2020 Employee Stock   Purchase Plan.TO ATTEND the Annual Meeting, please visit  www.proxydocs.com/LUNA for virtual meeting registration details.Authorized Signatures - This section must be completed for your instructions to be executed.   Please Sign Here Please Date AbovePlease sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.Annual Meeting of Luna Innovations Incorporated  to be held on Monday, May 11, 2020  for Holders as of March 26, 2020This proxy is being solicited on behalf of the Board of DirectorsVOTE BY:CallTELEPHONE866-

390-6270OR ••    Have your Proxy Card/Voting Instruction Form ready.Use any touch-tone telephone. •  Follow the simple recorded instructions.MAIL•Mark, sign and date your Proxy Card/Voting Instruction Form.•Detach your Proxy Card/Voting Instruction Form.•Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided.The undersigned hereby appoints Scott A. Graeff and Eugene Nestro, and each or either of them, as the true and lawful attorneysREVERS Annual Meeting of StockholdersMay 11, 2020, 12:00 P.M. ETThis Proxy is Solicited on Behalf of the Board of DirectorsThe undersigned appoints Scott A. Graeff and Eugene Nestro (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Luna Innovations Incorporated, a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually at www.proxydocs.com/LUNA, the Monday, May 11, 2020 at 12:00 P.M. ET and all adjournments thereof.The purpose of the Annual Meeting is to take action on the following:1.Proposal 1; Election of Directors2.Proposal 2; Advisory Vote on Executive Compensation3.Proposal 3; Ratification of Appointment of Independent Registered Public        Accounting Firm4.Proposal 4; The Company’s 2020 Employee Stock Purchase PlanThe Board of Directors of the Company reccommends a vote “FOR” all nominees for director and “FOR” each other proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction in made, this proxy will be voted “FOR” all nominees  for director and “FOR” each other proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriated  box (SEE REVERSE SIDE) but you need not mark any box if you wish to  vote in accordance with the Board of Directors’ recommendation. The  Named Proxies cannot vote your shares unless you sign and return  this card.

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